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Exhibit 23.4

CONSENT OF INDEPENDENT AUDITORS

        We consent to the use in this Registration Statement of Joe's Jeans Inc. on Form S-4 of our report dated February 26, 2015 (except for Notes 5, 9, & 15, as to which the date is November 3, 2015) related to the consolidated financial statements of RG Parent LLC and Subsidiaries as of December 31, 2014 and 2013 and for the three years in the period ended December 31, 2014, appearing in the proxy statement/prospectus, which is part of this Registration Statement, and to the use of our name as it appears under the heading "Experts" in such joint proxy and consent solicitation statement/prospectus.

/s/ CITRIN COOPERMAN & COMPANY, LLP

New York, New York
November 3, 2015

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  Exhibit 23.4
CONSENT OF INDEPENDENT AUDITORS